UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2011

ASIA GREEN AGRICULTURE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-53343	26-2809270
(Commission File Number)	(IRS Employer Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province, China 353500
(Address of Principal Executive Offices)

(86) 0599-2335520
(Registrant's Telephone Number, Including Area Code)

Unit 30, Block 5, 17 Fang Cao Xi Yi, Chengdu, Sichuan Province, China 610000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2010, the Company's 2010 Stock Incentive Plan (the "2010 Plan") was approved by the written consent of the holders of a majority of the Company's outstanding voting capital stock, and was adopted by unanimous resolutions of the board of directors. Shareholder approval of our 2010 Plan was effective 20 days after we mailed an information statement to our shareholders on December 21, 2010, or on January 11, 2011.

The 2010 Plan is generally administered by our board of directors. The 2010 Plan permits the discretionary award of incentive stock option, nonstatutory stock options, restricted stock, stock units and/or stock par appreciation rights for our employees, directors and consultants. Such awards may be granted beginning October 8, 2010 and continuing through October 8, 2020 or the earlier termination of the 2010 Plan, subject to the number of available shares remaining in the 2010 Plan.

The maximum number of common shares that can be issued under the 2010 Plan (or which can be issued pursuant to the exercise of options granted thereunder), prior to accounting for a 2.5-for-1 share forward stock split (the "Forward Stock Split"), is 2,200,000 shares. However, following the effectiveness of the Forward Stock Split on January 18, 2011, the various share figures in the 2010 Stock Incentive Plan have been adjusted to be consistent with the effect of the Forward Stock Split on the Company's capitalization. Therefore, following the Forward Stock Split on January 18, 2011, the maximum number of common shares that can be issued under the 2010 Plan (and pursuant to the exercise of options granted thereunder) is 5,500,000 shares and other share limits recited in the 2010 Plan have been adjusted proportionately.

In addition, the maximum share issuance limits set forth in the preceding paragraph will also automatically increase on each January 1, commencing on January 1, 2011, by the lesser of: (i) four percent (4%) of the total number of Company common shares issued and outstanding as of the preceding December 31st, (ii) 750,000 shares, or (iii) an amount determined by our board of directors. As noted in the preceding paragraph, the 750,000 share figure referenced in clause (ii) has been increased to 1,875,000 upon the effectiveness of the Forward Stock Split on January 18, 2011.

Shares underlying forfeited or terminated awards will become available again for issuance under the 2010 Plan without counting against the share limit and shares that are utilized to pay an award's exercise price or tax withholding obligations shall also not count against the 2010 Plan's share limit.

Awards granted under the 2010 Plan generally are not transferrable other than upon death. However, the 2010 Plan Committee may in its discretion permit the transfer of awards other than incentive stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GREEN AGRICULTURE CORPORATION

Date: February 14, 2011

By: /s/ Tsang Yin Chiu Stanley
Tsang Yin Chiu Stanley
Chief Financial Officer